Exhibit 99.2
INDEX TO PRO FORMA FINANCIAL STATEMENTS

Carey Watermark Investors Incorporated:

Pro Forma Consolidated Financial Information

Pro Forma Consolidated Balance Sheet as of March 31, 2011 (Unaudited)	3
Pro Forma Consolidated Statement of Operations for the year ended December 31, 2010 (Unaudited)	4
Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2011 (Unaudited)	5
Notes to Pro Forma Consolidated Financial Statements (Unaudited)	6

CAREY WATERMARK INVESTORS INCORPORATED
The pro forma consolidated financial statements of Carey Watermark Investors Incorporated (“we, us, and our”), which are unaudited, have been prepared based on our historical financial statements. Our pro forma consolidated balance sheet as of March 31, 2011 has been prepared as if the significant investment entered into during the second quarter of 2011 (noted herein) had been entered into as of March 31, 2011. The pro forma consolidated statements of operations for the year ended December 31, 2010 and three months ended March 31, 2011 have been prepared as if the significant investment subsequent to December 31, 2010 and related financing (noted herein) had occurred on January 1, 2010 and carried forward through their issuance dates. In addition, adjustments have been recorded to reflect cash provided from our fundraising activity through the date of the acquisition, our asset management expense and interest expense on related party debt obtained to finance the acquisition. Pro forma adjustments are intended to reflect what the effect would have been had we held our ownership interest as of January 1, 2010 less amounts, which have been recorded in the historical consolidated statement of operations. In our opinion, all adjustments necessary to reflect the effects of these investments have been made. The pro forma consolidated financial information should be read in conjunction with the historical consolidated financial statements and notes thereto of our Annual Report on Form 10-K for the year ended December 31, 2010.
The pro forma information is not necessarily indicative of the financial condition or results of operations had the investments occurred on January 1, 2010, nor are they necessarily indicative of the financial position, cash flows or results of operations of future periods.

CAREY WATERMARK INVESTORS INCORPORATED
PRO FORMA CONSOLIDATED BALANCE SHEET
March 31, 2011
(Unaudited)

		Pro Forma
	Historical	Adjustments		Pro Forma
Assets
Cash and cash equivalents	$13,024,305	$4,313,115	A	$871,379
		4,000,000	B
		(20,466,041)	C

Equity investments in real estate	—	20,466,041	C	20,466,041
Other assets, net	6,672	—	A	6,672

Total assets	$13,030,977	$8,313,115		$21,344,092

Liabilities and Equity
Liabilities:
Accounts payable, accrued expenses and other liabilities	$505,709	$—		$505,709
Due to affiliates	487,318	—	A	4,487,318
		4,000,000	B
Distributions payable	40,908	—		40,908

Total liabilities	1,033,935	4,000,000		5,033,935

Commitments and contingencies

Equity :
Common stock	1,452	—	A	1,452
Additional paid-in capital	12,868,583	4,313,115	A	17,181,698
Accumulated deficit	(1,058,618)	—		(1,058,618)

Total Carey Watermark Investors Incorporated shareholders’ equity	11,811,417	4,313,115		16,124,532
Noncontrolling interest	185,625	—		185,625

Total equity	11,997,042	4,313,115		16,310,157

Total liabilities and equity	$13,030,977	$8,313,115		$21,344,092

The accompanying notes are an integral part of these pro forma consolidated financial statements.

CAREY WATERMARK INVESTORS INCORPORATED
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 31, 2010
(Unaudited)

		Pro Forma
	Historical	Adjustments		Pro Forma
Operating Expenses
General and administrative	$(297,551)	$—		$(297,551)
Property expenses	—	(211,587)	B	(211,587)

	(297,551)	(211,587)		(509,138)

Other Income and Expenses
Income from equity investments in real estate	—	—	C	—
Interest expense	—	(111,000)	B	(111,000)

Net loss	$(297,551)	$(322,587)		$(620,138)

Weighted average shares outstanding	9,402	1,893,888	A	1,903,290

Loss per share	$(31.65)			$(0.33)

The accompanying notes are an integral part of these pro forma consolidated financial statements.

CAREY WATERMARK INVESTORS INCORPORATED
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the three months ended March 31, 2011
(Unaudited)

		Pro Forma
	Historical	Adjustments		Pro Forma
Operating Expenses
General and administrative	$(719,822)	$—		$(719,822)
Property expenses	—	(52,897)	B	(52,897)

	(719,822)	(52,897)		(772,719)

Other Income and Expenses
Income from equity investments in real estate	—	—	C	—
Interest expense	—	(27,500)	B	(27,500)

Net loss	$(719,822)	$(80,397)		$(800,219)

Weighted average shares outstanding	406,276	1,893,888	A	2,300,164

Loss per share	$(1.77)			$(0.35)

The accompanying notes are an integral part of these pro forma consolidated financial statements.

CAREY WATERMARK INVESTORS INCORPORATED
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Note 1. Basis of Presentation
The pro forma consolidated balance sheet of Carey Watermark Investors Incorporated as of December 31, 2010 and the pro forma consolidated statement of operations for the year ended December 31, 2010 were derived from the historical audited consolidated financial statements as of and for the year ended December 31, 2010 included in our Annual Report on Form 10-K. The pro forma consolidated statement of operations for the three months ended March 31, 2011 was derived from the unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2011.
Note 2. Pro Forma Adjustments
A. Fundraising
On March 3, 2011, we began admitting shareholders. For the period from March 3, 2011 through May 5, 2011, we raised approximately $16,914,994 net offering proceeds through the sale of 1,893,888 shares of which $4,313,115 was raised, net of offering costs, subsequent to March 31, 2011. As these incremental offering proceeds were utilized to acquire our interest in the Venture, as defined below, we have reflected them as a pro forma adjustment.
B. Transactions with the Advisor
Our investment was also financed in part by a $4,000,000 loan from the advisor at a rate of 30-day LIBOR plus 2.5%. This note was repaid on June 6, 2011, its maturity date. Annual interest related to this obligation during 2010 would have been approximately $111,000 and $27,500 for the year ended December 31, 2010 and the three months ended March 31, 2011, respectively.
We pay our advisor an annual asset management fee equal to 0.50% of the aggregate average market value of our investments. The fees related to our investment in the Venture have amounted to $211,587 for the year ended December 31, 2010 and $52,897 for the three months ended March 31, 2011 and are reflected in property expenses in the accompanying pro forma consolidated statements of operations.
C. Investment
On May 5, 2011, we completed a joint venture investment (the “Venture”) with LBHP-Ensemble Partners, LLC (“Ensemble”) to purchase a 49% interest in two hotel properties located in Long Beach, CA. The Hotel Maya, a Doubletree by Hilton Hotel, is a 194 room upscale full service urban resort, and the Residence Inn Long Beach Downtown is a 178 all-suite extended stay hotel. The hotels will be managed by a third party, who will receive management fees. The total cost of acquiring the properties, including acquisition fees and expenses, was approximately $43,600,000. Our share of the purchase price was $20,466,041, inclusive of the acquisition fee of $1,085,206, payable to our advisor. Our investment was made in the form of preferred equity interest that carries a cumulative preferred dividend of 9.5% per year and is senior to Ensemble’s equity interest. In connection with the acquisition, the Venture repaid all its related-party and third-party debt obligations except for two loans, each collateralized by the hotel properties. The financing on the Hotel Maya is a $15,000,000 mortgage with a fixed annual interest rate of 6.5% per year. The financing on the Residence Inn is a $31,875,000 mortgage with a fixed annual interest rate of 7.25% per year.
During 2010, the Venture generated a net loss of $7,034,600. The impact of adjusting for the restructuring of the debt described above and for the annual operating fee to the manager was a net reduction in the loss of $2,208,063. Our preferred equity interest would not be impacted by such a loss, as Ensemble’s interest is sufficient to absorb these losses. Therefore, our pro forma equity in earnings of the Venture for 2010 would have been zero. For the three months ended March 31, 2011, the Venture reported income of $6,903,900 primarily related to a non-cash gain on the extinguishment of debt and our pro forma equity in earnings would have been zero for this period as our share of earnings is based on the Venture’s cash earnings.